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                                                                    EXHIBIT 23.4

                         CONSENT OF MCCARTER & ENGLISH

                                                                  April 11, 1997

Ladies and Gentleman:

    We consent to the reference to our firm contained under the caption "Contingencies" in the Annual Report on Form 10-K of Owens-Illinois, Inc. and Owens-Illinois Group, Inc. for the year ended December 31, 1996 being incorporated by reference in the Registration Statement on Form S-3 relating to the registration by Owens-Illinois, Inc. and Owens-Illinois Group, Inc. of $2.5 billion of debt securities, guarantees of debt securities and common stock.

                                          Very truly yours,
                                          /s/ McCarter & English